Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 6, 2020  (which includes an explanatory paragraph relating to CF Finance Acquisition Corp.’s ability to continue as a going concern), relating to the financial statements of CF Finance Acquisition Corp., which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
March 16, 2021